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                                                                      Exhibit 23
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                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
CMI Corporation:


We consent to incorporation by reference in the registration statement on Form S-8 (No. 33-66274) of CMI Corporation of our report dated March 8, 2000, except as to the last paragraph of note 3 and the first paragraph of note 14 which are as of March 30, 2000, relating to the consolidated balance sheets of CMI Corporation and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of earnings, changes in common stock and other capital, and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999, annual report on Form 10-K of CMI Corporation.



                                                              /s/ KPMG LLP

                                                              KPMG LLP

Oklahoma City, Oklahoma
April 12, 2000